Exhibit 10.1

BUSINESS PROPERTY LEASE

BMT Ann Arbor, LLC an Ohio Limited Liability Company (hereinafter referred to as "LESSOR") does, subject to the terms, conditions and agreements set forth below, hereby lease to NeuroNexus Technologies, Inc., a(n) Michigan corporation (hereinafter referred to as "LESSEE"), the following-described property (hereinafter referred to as the "Premises"):

i.

a. A space containing approximately 9,970 square feet as defined below in a one (1) story building being a part of the development known as Avis Farms in Pittsfield Township, Michigan, which space has an address of 655 Fairfield Court, Suite 100, Ann Arbor, Michigan, and is marked on the site plan attached hereto as Exhibit A, and which constitutes a portion of the property legally described in Exhibit B hereto, (hereinafter referred to as the “Property”).

b. Floor Area – The actual number of square feet of space contained on all floors within any building area of the Property (including the Premises) and, with respect to exterior areas, including all exterior areas leased to or exclusively used by one or more tenants (other than loading dock areas, trash compactor areas, and trash container areas). All measurements pursuant to this Subsection shall be from the exterior of outside walls or store front and/or to the centerline of any common walls and Floor Area within either the Premises or the remainder of the Property shall include any non-selling or storage space areas within any mezzanine, common restrooms, common hallways, storage areas, basement or, except as set forth above, any exterior areas.

ii.	Utility access right to and from the Premises, to and from all public utilities for services not already provided, provided LESSEE maintains and repairs those utility services.

1.	TERM AND COMMENCEMENT

a.	Years - This lease shall be for a period of sixty (60) months. This period shall constitute the term of this lease (“Initial Term”).

b.

Commencement of Lease Term - The terms and conditions of this lease shall be effective upon signing, but for purposes of determining the lease term and commencement of fixed minimum rent and Common Facilities contributions, it is acknowledged and agreed that the term shall commence July 1, 2017 (“Commencement Date”) and terminate on June 30, 2022. All of LESSEE'S payment responsibilities under this lease shall begin on the Commencement Date. If the Commencement Date is any day other than the first day of a calendar month, a prorated portion of a monthly rental installment and Common Facilities Contributions (as defined below), based upon the amount of monthly rents and contributions payable during the first full twelve (12) months, shall be due for the period from the Commencement Date to the last day of the month in which the Commencement Date occurs. This shall be in addition to the amounts set forth in Section 3 below. The first lease year shall commence on the Commencement Date, however, if the Commencement Date is other than the first day of a calendar month, the first lease year shall consist of the remaining part of such month and the next consecutive twelve (12) calendar months. Each succeeding lease year shall commence on the day after the conclusion of the previous lease year.

c.

Other Payments and LESSEE Responsibilities - Notwithstanding the Commencement Date, LESSEE shall be responsible for utility payments, its liability insurance responsibilities and all other payments and responsibilities set forth herein, beginning on the date of its first access or possession, even if that date is prior to the Commencement Date.

d.

Operation of Business - LESSEE shall conduct its business in the Premises during the regular and customary dates and hours for such type of business in the city or trade areas in which the Premises are located.

2.	USE OF PREMISES -

a.

General - The Premises shall be used for general office, a neuroscience research lab and design and sale of neurological products, and for no other purpose whatsoever without the written consent of LESSOR. No consent shall be requested or provided for any use given exclusively to another tenant or which may be prohibited in any lease for any of the building property, or for any use set forth in Paragraph 2.b.

b.

Prohibited Uses - It is agreed that the Premises shall not be used for any of the following uses, and LESSOR'S consent to such uses will not be provided a bar, night club, lounge, dance hall, discotheque, teenager gathering place, massage parlor, adult book store, or similar business catering to pornographic interests, establishments engaged in the business of selling, distributing, displaying, or offering for sale, roach clips, water pipes, bongs, coke spoons, hypodermic syringes or other paraphernalia commonly used in the use of or ingestion of illicit drugs (including, without limitations, a so-called “head shop”), bowling alley, kiosk business, firearms shooting range, bingo hall, theatre, funeral parlor, flea market, amusement or video arcade, pool or billiard hall, pawn shop, gun shop, tattoo parlor, car wash, automobile repair shop, or any business servicing motor vehicles in any respect, including, without limitation, any quick lube oil change service, tire center or gasoline or service station or facility, any carnival, amusement park or circus, hotel/motel, area for commuter parking, any use which involves the sale or display of merchandise generally offensive to the public, or any use which will in any way increase the existing rate of or affect any fire or extended coverage insurance policy upon the building of which the Premises are a part, or cause a cancellation of any insurance policy covering the building of which the Premises are a part. The foregoing list shall not be interpreted as a limitation or restriction of LESSOR'S discretion in its decision on consent to uses of the Premises by LESSEE. Notwithstanding the foregoing or anything else to the contrary contained in this lease, LESSEE is prohibited from using the Premises or any portion thereof for the sale or distribution of alcoholic beverages without the prior written consent of LESSOR. Adequate liquor liability insurance with LESSOR as an additional insured shall be a prerequisite, although not the only precondition, to LESSOR'S consent. LESSEE shall not conduct sidewalk sales, tent sales, auction sales, warehouse sales or fire sales at the Premises, or in the Common Facilities.

3.	RENT -
a.

Amount of Rent - LESSEE, in consideration of the leasing of the Premises, covenants to and agrees with LESSOR to pay as fixed minimum rent for said Premises, during the initial term hereof, the sum of Six Hundred Sixty Thousand Dollars ($660,000.00), payable in monthly installments on the first (1st) day of each and every month of the lease term, in advance, according to the following schedule:

Rent for any period which is less than one month shall be a prorated portion of the monthly installment as set forth above based upon a thirty-day month, and shall be in addition to the amount of fixed minimum rent to be paid herein.

b.

Late Payment Charge - If LESSOR does not receive the monthly installment of fixed minimum rent, or any other charges due from LESSEE to LESSOR in full on or before the tenth (10th) of the month it becomes due (or tenth day after it is billed, for payments not due on the first of a month), LESSEE shall pay LESSOR a late charge, which shall constitute liquidated damages, equal to ten percent (10%) of the amount due (“Late Charge”), and shall be paid to LESSOR together with such fixed minimum rent or other charges due under this Lease then in arrears.

c.

Security Deposit – Upon execution of this Lease, LESSEE shall retain the current deposit the sum of $11,183.02 as security for LESSEE’S obligations under the terms of this Lease. LESSEE waives its right to any claim for interest payments on said security deposit.

4.

PLACE OF PAYMENT - The aforesaid rental payments to the LESSOR shall be made to said LESSOR, at BMT Ann Arbor, LLC, P.O. Box 8903, Toledo, Ohio 43623 or to such other person and/or at such other place as may be designated by a notice, in writing, from the LESSOR to the LESSEE.

5.	NET LEASE PROVISIONS -

a.

General - It is the purpose and intent of LESSOR and LESSEE that the above rent shall be net to LESSOR, so that this lease shall yield to LESSOR the rent specified, and that all costs, expenses and charges of every kind and nature relating to the Premises (except any payments on account of interest or principal under any mortgage or deed of trust which shall be a lien on the fee of the Premises) which may arise or become due during the term of this lease shall be paid by LESSEE, and that LESSOR shall be indemnified and saved harmless by LESSEE from and against the same. The net rent shall be paid to LESSOR without notice or demand and without abatement, deduction or set-off, except as otherwise expressly provided in this lease. All taxes, charges, costs and expenses which LESSEE assumes or agrees to pay under any provisions of this lease together with all interest and penalties that may accrue thereon in the event of LESSEE'S failure to pay same as herein provided, all other charges, costs and expenses, including without limitation witness fees, attorneys' fees, depositions and other legal and court costs which LESSOR may suffer or incur, and any and all other sums which may become due, by reason of any default of LESSEE or failure on LESSEE'S part to comply with the agreements, terms, covenants and conditions of this lease on LESSEE'S part to be performed, and each or any of them, shall be deemed to be additional rent and, in the event of non-payment, LESSOR shall have all the rights and remedies herein provided in the case of non-payment of rent. References to the “building” in this Section 5 includes only property owned by LESSOR.

b.	General Costs Per Calendar Year

i.

LESSEE shall, beginning with its occupancy and throughout the term hereof, and any holdover periods, pay to LESSOR a proportionate share of the Operating Costs of the Common Facilities defined in paragraph 6, along with a proportionate share of all Taxes and insurance paid for by LESSOR relating to the operation of the building.  LESSEE’s share of all the Common Facilities contribution, Taxes and insurance, shall be determined by totaling all of those costs and multiplying it by a fraction, the numerator of which shall be the number of square feet in the demised Premises and the denominator shall be the total number of gross leaseable square feet in the building.That figure is currently 61.7% and will remain the same unless the building area is expanded by LESSOR. LESSOR shall estimate the total yearly charge for Taxes, insurance and Common Facilities contribution charges and, based on one-twelfth of that estimated charge, LESSOR shall bill LESSEE for its estimated monthly charge upon commencement of the lease and at the end of each calendar year thereafter. The estimated monthly charge shall be paid by LESSEE in advance, when its rent is due, on a monthly basis.

Within 90 days of the end of each calendar year LESSOR shall determine and provide an itemized accounting to LESSEE of the actual cost for Taxes, insurance and Common Facilities contribution and if LESSEE has paid more than its prorata share, it shall receive a credit. If LESSEE has underpaid, it shall pay said charge within thirty (30) days of billing by LESSOR. All Taxes and other charges will be for the calendar year in which they are incurred by LESSOR.

LESSEE will pay its proportionate share of any increases over its share of the Base Year Building Operating Expenses of $34,297.00. At no time will LESSEE’S share of any of the Building Operating Expenses be less than the base year figures.

c.

Prorations for Beginning and End of Lease - If LESSEE commences occupying the Premises other than on January 1 of any year, the charges for reimbursement to LESSOR for Taxes, insurance and Common Facilities contribution shall be prorated, based upon the actual time the LESSEE was in possession of the Premises at the beginning of the lease and also at the end of the lease.

d.	Definitions - Without limiting the generality of the foregoing, the LESSEE agrees to pay:

i.

Taxes - The term "Taxes" shall mean the aggregate of the real estate taxes, assessments and other governmental charges and levies, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind or nature whatsoever (including, without limitation, assessments for public improvements or benefits and interest on unpaid installments thereof) which may be levied, assessed or imposed or become liens upon any part of the building or which arise out of the use, occupancy or possession of that portion of the building used by LESSEE (land, buildings, leasehold improvements, betterments and other permanent improvements) from time to time. The term "Taxes" shall not, however, include inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax imposed upon LESSOR, nor penalties imposed upon LESSOR for LESSOR'S delinquent payment of the Taxes; PROVIDED, HOWEVER, that if at any time during the term of this lease the methods of taxation prevailing at the Commencement Date shall be altered so that in addition to or in lieu of or as a substitute for the whole or any part of the Taxes now levied, assessed or imposed on real estate such as there shall be levied, assessed or imposed (aa) a tax on the rents received from the building ; or (bb) a license fee measured by the rents receivable by LESSOR from the building ; or (cc) a tax or license fee imposed upon LESSOR which is otherwise measured by or based in whole or in part upon the building or any portion thereof, then such tax or fee shall be included in the computation of Taxes, computed as if the amount of such tax or fee so payable was that part due if the building was the only property of LESSOR subject thereto.

In the event of any dispute under this section, LESSEE shall pay LESSEE'S charge for Taxes in accordance with the applicable bill or statement, and such payment shall be without prejudice to LESSEE'S position. If the dispute shall be determined in LESSEE'S favor, by agreement or otherwise, LESSOR shall pay to LESSEE the amount of LESSEE'S overpayment resulting from compliance with such bill or statement. Any such bill or statement shall be deemed binding and conclusive if LESSEE fails to object thereto within ninety (90) days after receipt thereof.

ii.

Utilities - aa. LESSEE shall, beginning with its occupancy and throughout the term hereof, and any holdover periods, contract with the utility companies and pay all charges for and related to gas, electricity, light, heat, power, cable, and telephone supplied upon or in connection with the Premises and all water and sewer service charges and charges related to such service, including tap-in fees, water rents, sewer license rent, transit taxes and permit fees, which are levied or charged against said Premises, and shall indemnify LESSOR and save it harmless against any liability or damages on such account, if the Premises are separately metered or charged therefore. If the Premises are not separately metered or charged therefore, LESSEE shall pay its proportionate share of any such utility charges based upon the number of square feet leased by LESSEE as the numerator, and the total leased and leasable square feet of completed buildings in the building as the denominator. Further, LESSEE agrees that in the event of its vacation of the Premises for any reason whatsoever during the lease term it will at all times maintain that amount of heat necessary to insure against the freezing of water lines and against damage to any other portion of the Premises which could result from cold temperatures.

bb.	Interruption –

In the event utilities serving the Premises are disrupted due to the acts or omissions of LESSOR, its agents, contractors, servants or employees, LESSOR shall promptly restore the affected utilities at LESSOR’S sole cost and expense. If the disrupted utilities are not restored within twenty-four (24) hours after the LESSOR has knowledge of the disruption, and LESSEE is unable to conduct its normal business in the Premises as a result thereof, Rent shall be equitably abated during the period of disruption.

cc.	Failure of Utilities –

In the event there is a failure of a utility company to provide heat, electricity, natural gas, water or other power or utility service, there shall be no liability on the part of the LESSOR or reduction of rent therefore. LESSOR shall not be liable for the quality of such service to the Premises.

iii.	Insurance -

aa.

Building – LESSOR shall purchase and keep in force and LESSEE shall, as additional rent, pay LESSOR for its proportionate share for insurance, based upon the number of square feet leased by LESSEE as the numerator, and the total leased and leasable square feet of completed buildings in the building (or over the total leased and leasable square feet of completed buildings in the area covered by LESSOR'S insurance policy, if LESSOR chooses to insure less than all of the building on a policy), as the denominator. Such insurance may be on all buildings, structures, improvements and equipment on, in or appurtenant to the Premises, and of which the Premises are a part, including common areas, and liability insurance on said common areas, at the Commencement Date and thereafter erected thereon or therein, including all alterations, rebuildings, replacements, changes, additions and improvements, and cover against loss or damage by fire, lightning, windstorm, explosion and/or all other extended coverage risks ordinarily insured against by standard policies of insurance, including any "all risk" or "risks of physical loss" or insurance industry equivalent policy carried by LESSOR. Such insurance may be maintained in an amount not less than the full insurable value thereof, which term "full insurable value" shall mean the actual replacement cost (excluding foundation and excavation costs). In the event of a loss, LESSEE shall be liable for its prorata share of the deductible amount. LESSOR shall not be responsible for insuring alterations made by LESSEE, or any fixtures, furniture, furnishings, equipment or other property of LESSEE.

bb.

Liability - LESSEE shall, as additional rent, obtain, pay for, and maintain, comprehensive general liability insurance coverage from an insurance company authorized to do business in the State of Michigan with a Best Rating of not less than A-, insuring against all claims, demands or actions for personal injury or death or damage to property made by or on behalf of any person or entity, while on or about the Premises, or arising from the conduct or operation of the Premises or arising from any acts or omissions of LESSEE or any of LESSEE’S agents, employees or contractors on or about the Premises. The limits carried shall not be less than Two Million Dollars ($2,000,000.00) per occurrence combined single limit for both bodily injury and property damage and Three Million Dollars ($3,000,000.00) annual aggregate. Comprehensive general liability shall be on an occurrence basis and shall include contractual liability to cover any liabilities assumed under this lease, and "products and completed operations coverage." The limits of the foregoing liability insurance shall be subject to upward adjustment by LESSOR by notice to LESSEE if, over time, they become inadequate as compared to the customary limits for similar businesses in the Metropolitan Area in which the Premises is located.

cc.	Other Insurance - LESSEE shall obtain and pay for, as additional rent, other types of insurance as well. LESSEE, at its own cost and expense, shall:

I.	Provide and keep in force plate glass insurance covering the glass and all buildings on the Premises;

II.	If a sprinkler system shall be located in the building on the Premises, provide and keep in force sprinkler leakage insurance in amounts and forms satisfactory to LESSOR; and

III.

Provide and keep in force such other insurance and in such amounts as may from time to time be required by LESSOR or any mortgagee against such other insurable hazards as at the time are commonly insured against in the case of Premises similarly situated.

dd.

Policy Requirements - Under all policies of insurance which LESSEE is responsible for obtaining, the LESSEE shall be the "named insured" and the LESSOR and the holder of any mortgage on the Premises, if any, shall be named as "additional insureds" or "loss payees" whichever is appropriate. LESSEE agrees to cause the insurance companies issuing the aforesaid policies of insurance to forward to LESSOR policies, memorandum policies, certificates of insurance or policy endorsements consistent with the insurance requirements herein, whichever is requested by LESSOR. In addition to specific requirements set forth above, all policies shall provide for thirty (30) day notice of cancellation to LESSOR and, if requested, to LESSOR'S lender or mortgagee. LESSEE must provide proof of insurance coverage beginning when LESSEE first has access or possession of the Premises, upon LESSEE'S execution of this lease. If requested by LESSOR, insurance against fire or other casualty shall include the interest of the holder of any mortgage on the fee and shall provide that loss, if any, shall be payable to such holder under a standard mortgagee clause. In addition to specific requirements set forth above, all insurance shall be issued by such responsible companies, licensed to do business in the State of Michigan and at minimum A+ rated, as LESSOR shall approve and the policies therefor shall be reasonably satisfactory to LESSOR in form and substance, and shall at all times be held by LESSOR, or, when appropriate, by the holder of any mortgage on the Premises, in which case copies of the policies shall be delivered by LESSEE to LESSOR. All policies which LESSEE obtains shall be non-assessable. LESSEE shall procure policies for all such insurance for periods of not less than one year and shall deliver to LESSOR such policies or certificates thereof with evidence of the payment of premiums thereon and shall procure renewals thereof from time to time at least twenty (20) days before the expiration thereof. LESSEE shall not violate or permit to be violated any of the conditions or provisions of any insurance policies, and LESSEE shall so perform and satisfy the requirements of the companies writing such policies that at all times companies of good standing, satisfactory to LESSOR or any mortgagee designated by LESSOR, shall be willing to write and/or continue such insurance. LESSEE and LESSOR shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss, and LESSEE shall execute and deliver to LESSOR such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any insurance monies.

ee.

Separate Policy - In the event the LESSOR maintains a separate policy of casualty and/or liability insurance for the Premises leased by the LESSEE herein, the LESSEE agrees to reimburse the LESSOR for its prorata the cost thereof. On the Possession Date the LESSOR agrees to have the Premises clear of all personal property and furnishings, unless LESSEE has purchased items from the existing tenant Microsource.

e.

Repairs and Maintenance - LESSEE accepts the Premises in an "as is" condition as of the Possession Date of this lease. The LESSEE, during the lease term will make, at its own expense, all repairs, replacements, alterations and improvements on the interior and exterior of the Premises which may be needed to maintain the same in good condition and repair, excepting reasonable wear and tear, and at its sole expense shall keep and maintain the Premises in a reasonably clean and orderly condition, free of accumulation of dirt and rubbish. LESSEE shall be responsible for cleaning the windows of the Premises, and for all sweeping, cleaning, and snow and ice removal on that portion of the sidewalks bordering the Premises, notwithstanding any other provisions herein. LESSEE shall also be responsible for the repair, replacement and reconstructing the glass windows and all exterior doors leading to the Premises, and the roof if damaged by LESSEE, its agents, or parties hired by LESSEE, including roof damage done while repairing or replacing the HVAC systems. Without limiting the generality of the foregoing, the LESSEE agrees that it will make, at its own expense, all non-structural repairs, modifications and replacements which may be needed to maintain mechanical equipment, including but not limited to heating units, HVAC, plumbing, sprinkler systems, alarm systems, electrical, plate glass, machinery and equipment, in good condition and repair, excepting reasonable wear and tear, and to cause said mechanical equipment to comply with all laws and regulations, present and future, related thereto. Under no circumstances shall LESSEE, or any of its agents, employees or contractors enter upon the roof of the building in which the Premises are a part, or allow any third parties to enter upon the roof, without five (5) days prior notice to LESSOR. In emergency situations, LESSEE shall provide notice by telephone before entry upon the roof, but if that is impossible, as soon thereafter as possible. LESSEE shall keep canopy lights lit during all hours of darkness (after sunset), including throughout the night. Damage caused by third parties attempting to gain, or gaining, unlawful entry to the Premises shall be repaired by LESSEE at LESSEE'S expense.

aa.

LESSOR shall perform, as the same shall from time to time be necessary, all repairs and replacements to the structural elements of the Premises, which shall be deemed to include, without limitation, the roof joists, columns, footings, foundation, exterior walls (including, without limitation), repainting, but excluding plate glass, storefront windows, doors, door closure devices, window and door frames, molding, locks and hardware.

f.

Service Contract - During the term of the lease, LESSOR shall maintain a service contract on the HVAC systems with a reputable heating and air conditioning contractor which provides for regular routine maintenance, changing of filters and lubricating the HVAC system (at least semi-annually). LESSOR shall provide as part of “Operating Costs” as defined below, evidence that it has had the HVAC system inspected and serviced at least twice during each calendar year. This service shall be billed proportionately.

6.	GENERAL -

a.

Use of Common Areas - The use by LESSEE of the Premises shall include the use, in common with others entitled thereto, of the "Common Facilities" in the building. LESSEE shall not use the Common Facilities for sale or display of merchandise, or for storage of merchandise or inventory.

b.

Common Facilities Contributions - In addition to the rent set forth in Section 3 hereof, and subject to the limitations of Paragraph 5.b.i.i., LESSEE shall pay to LESSOR a sum computed as set out in Paragraph 6.d. below, each year.

c.

LESSEE'S Pro Rata Share of Expense - LESSEE'S proportionate share of the Operating Cost of the Common Facilities for each lease year shall be that portion thereof equal to the product obtained by multiplying such Operating Cost for such lease year by a fraction, the numerator of which shall be the number of square feet of gross leasable area in the Premises and the denominator of which shall be the number of square feet of gross leasable area in the building .

d.	Operating Cost and Common Facilities Defined -

i.

Operating Cost - The term "Operating Cost" shall mean the total cost and expense incurred in operating, maintaining, equipping, inspecting, insuring, protecting, repairing the building and the Common Facilities, and replacing the Common Facilities, including without limitation the cost or expense of, or incurred in connection with or reasonably attributable to: lighting, signage, depreciation as set forth hereinafter; gardening and landscaping (including planting, replanting and replacing flowers and shrubs); cleaning; public liability, property damage and hazard insurance; insurance deductibles not otherwise reimbursed to LESSOR; fees for required licenses; personal property taxes; line painting; painting; fence installation, maintenance and repair; management fees, water and sewerage charges; removal of ice, snow, trash, rubbish, debris, garbage and other refuse; salting or sanding of parking or driveway areas; parking lot and driveway repairs, resurfacing and sealing; security; utility lines; fire sprinklers; sewer lines; security systems; lighting standards and fixtures; irrigation systems; pipes, and other systems and equipment; foundations; floors; ceilings; roofs; entrances; skylights and other Common Facilities structural elements; janitorial services; alarm monitoring; sidewalks, curbs, loading and service areas; carpeting; planters; benches; furniture; restrooms; trash compactors; traffic and directional signs, markers and bumpers; surcharges for parking or transportation facilities as required by law; pylon and monument signs; license and permit fees relating to the operation or management of the building ; updating of center directories, and HVAC services as set out in Paragraph 5f and Avis Farms Association Fees.

ii.

Common Facilities - The term "Common Facilities" shall mean all areas, space, equipment and special services in the building and provided for the common or joint use or benefit of the occupants of the building , their employees, agents, servants, customers and other invitees, which may include, without limitation: any and all open and enclosed pedestrian malls, lobbies, customer and employee parking areas and parking lot improvements; access roads; corridors; interior stairs; driveways; retaining walls; the roof exterior building and boundary walls and fences; water, sanitary, storm sewer, gas, electric, telephone and other utility lines, systems, conduits and facilities to the perimeter walls of any building (even though intended for the use of only one or a limited number of occupants), and any of the foregoing which serve the Common Facilities; planted and landscaped areas; truck serviceways; tunnels; loading dock areas and facilities; courts; ramps; sidewalks; curbs; washrooms; any building pylon sign and other directory equipment; drinking fountains and the facilities appurtenant to each and all of the foregoing.

e.

Changes and Additions to the Building Area - Notwithstanding anything set forth in this lease to the contrary, it is agreed that LESSOR reserves the right, without invalidating this lease or modifying any provision thereof at any time either before, during, or after the initial construction, once or more times, to:

i.	Add entrances and exits from the buildings;

ii.	Increase the parking area;

iii.	Provide for additional landscaping on the Premises or the development's common areas;

iv.	Add signs to any buildings and/or facilities surrounding the buildings;

v.	Make changes in compliance with laws now existing or hereinafter enacted;

vi.	Make changes required by various state, local or federal authorities;

vii.	Make changes which upgrade or enhance the appearance of the buildings on the Premises or the building generally;

viii.	Add buildings to the development, along with any related improvements so long as said improvements do not hamper LESSEE’S visibility.

f.

Liability Insurance – LESSOR shall purchase and maintain in force a liability insurance policy, with limits of not less than $1 million per occurrence and $2 million in the aggregate, covering loss, damage, or injury inclusive of death, to persons and property using or on the Common Facilities and LESSOR’S contractual indemnity obligations herein and the LESSEE shall pay its prorata share of the cost for said policy as part of its Common Facilities Contributions described herein.

7.

ALTERATIONS AND IMPROVEMENTS - LESSOR shall not be responsible for any interior alterations, repairs or improvements. LESSEE, at its own expense, is responsible for all other interior finishing and fixturing of the Premises. LESSEE will also, at LESSEE’S expenses, install during the Initial Term and do the improvements described on Exhibit C, attached hereto. Under no circumstances shall LESSEE cause or arrange for penetration of the roof, or placement of objects on the roof, without LESSOR'S prior written consent. All such roof work shall be done by LESSOR'S roofing contractor or a contractor designated by LESSOR. LESSEE must obtain LESSOR'S prior written consent for any changes, alterations, additions and improvements to the Premises, both structural and non-structural, unless otherwise allowed in this lease. All such work is to be at LESSEE'S own expense and must be performed in a good and workmanlike manner, and in accordance with all Municipal, State and Federal requirements applicable thereto. All alterations or improvements to which the LESSOR has consented shall, upon expiration or termination of this lease, remain upon the Premises and shall belong to the LESSOR, unless LESSOR has otherwise instructed LESSEE in writing, in which case the LESSEE shall restore the Premises to their condition existing prior to such alteration or improvements within thirty (30) days of notice of demand for restoration. LESSEE shall make no changes in the construction of the improvements or any substantial alteration to the building interior without the written consent of the LESSOR. Any said alterations shall be at the sole expense of the LESSEE. All improvements or alterations done by LESSEE shall be in compliance with local building, health and fire codes. All improvements installed by LESSEE, except for portable partitions, tables, chairs, stereo sound system including speakers, and other trade fixtures, shall be deemed the property of Lessor, at no additional charge, unless otherwise agreed in writing by the parties. Improvements to remain upon Premises also include, but are not limited to exterior decks, screens, doors, windows, shades, venetian blinds, wall mirrors, wall shelving, slatboard, cornices, bathroom accessory fixtures, curtain rods, traverse rods, linoleum, lighting fixtures and bulbs. If LESSOR does not so elect or elects only in part, all such unelected alterations, additions, improvements and partitions installed by LESSEE shall be removed by LESSEE, at LESSEE’S expense, prior to the termination of this Lease or by date of termination of this Lease or upon earlier vacating of the Premises. In addition, LESSEE shall remove all of its unattached machinery and trade fixtures. Upon such removal, LESSEE shall restore the Premises to its original condition. All such removals and restoration shall be accomplished in good workmanlike manner so as not to damage the primary structure or structural qualities of the Premises and the building of which they are a part. In no event shall LESSEE remove electrical systems, heating, ventilation and air conditioning systems, plumbing fixtures and other mechanical systems, flooring, carpet, elevators, alarm systems, standard lighting and wiring installed within the walls of the Premises.

LESSEE agrees that it will indemnify and hold LESSOR harmless from any mechanics' liens against the Premises by reason of work, labor, services or material supplied or claimed to have been supplied on or to the Premises, and will cause same to be removed from the Premises within sixty (60) days after the original filing with the county recorder. LESSEE further agrees that it will defend all of such claims and pay all expenses in connection therewith, including but not limited to damages, interest, court costs and reasonable attorneys' fees. LESSEE is not the authorized agent of LESSOR for purposes of making or contracting for improvements to the Premises, or for any other purpose whatsoever, notwithstanding any presumptions to the contrary. LESSEE is expressly prohibited from entering into any contract in the name of LESSOR, or any contract which could result in a mechanics' lien against the Premises or building.

LESSEE, prior to commencing the Exhibit C Improvements, shall submit the architectural plans to LESSOR for its approval. LESSOR to provide any objections within five (5) business days of receiving the plans. LESSEE to obtain all necessary permits for the improvements. LESSOR has agreed to participate in the cost of the Exhibit C Improvements by paying to the LESSEE the sum of Forty Five Thousand Dollars ($45,000.00), upon the completion of said Improvements and LESSEE providing LESSOR a written detail of the cost of the work. LESSOR’S sum to be applied for the work related to the conference room and lunch room of the Premises.

If part of the LESSEE’S Exhibit C Improvements required to obtain a building permit for the R & D area modifications, require an additional ADA restroom, LESSOR will contribute up to Five Thousand Dollars ($5,000.00) for said restroom work.

8.

ADVERTISING SIGNS - LESSEE has LESSOR'S approval to install signage at its sole cost on the monument sign for the Property, the design and color of the signage to be approved by LESSOR, which consent shall not be unreasonably withheld. The expense of obtaining permits, if required, and compliance with state and municipal statutes, ordinances and regulations shall be borne solely by LESSEE. Further, upon the expiration of this lease, LESSEE shall remove said signs at its expense. LESSEE shall be responsible for repairing any damage to the Premises caused by LESSEE, its agents, or third parties in removing said sign. Flashing signs, blinking signs and alternating light signs are expressly prohibited.

9.

STRUCTURAL DEFECTS AND EXONERATION - LESSOR shall not be liable for any loss or damage occasioned by any defect in the Premises, or by defective wiring, plumbing, gas, water, steam, hot water, or other pipes, or from sewage, or by the bursting, leaking or running of any tank, boiler, washstand, closet or waste pipe, or by water, snow or ice upon the roof, sky light, trap door or otherwise, or by the acts of negligence of others, other than by the gross negligence of LESSOR, its agent or employee. By way of example, and without limiting the generality of the foregoing, if the roof is damaged due to the actions of LESSEE or its agents or repairmen, LESSEE shall be responsible for the cost of repair of the roof and for the cost of any interior damage to the ceiling, tiles, walls, floor covering, stock or otherwise. LESSOR shall only be required to reimburse LESSEE for internal damage as a result of a roof leak if LESSOR’s actions with respect to the roof constitute reckless or intentional behavior.

10.	LESSEE'S INDEMNIFICATION -

a.	LESSEE shall keep the Premises and all parts thereof, and all fixtures, machinery and apparatus in good repair, in such condition that no damage will occur to any person by reason thereof.

b.

LESSEE shall and will save and keep LESSOR forever harmless and indemnified from any and all claims and demands of every kind and nature, in favor of any person, whether by way of damages or otherwise, and any penalty or damages or charges imposed which arise from the failure on the part of LESSEE to perform and observe any covenant or condition hereof, including any violation of any law or ordinance whether occasioned by LESSEE or those holding under LESSEE. LESSEE shall and will save and keep LESSOR harmless and indemnified from all expense, loss, cost, injury, damages or death that may occur or be claimed by or with respect to any persons, corporations, property or chattels on or about the Premises or to the Premises itself, or resulting from any act done or omission by or through the LESSEE or caused by or resulting from LESSEE'S use, non-use, possession of, condition of or conduct of its business on the Premises. If, however, LESSOR is sued, a claim made or judgment rendered against LESSOR, LESSEE shall immediately pay said claim or judgment and/or forthwith reimburse LESSOR therefor, including all cost and expense incurred by LESSOR, including attorneys' fees.

11.	ASSIGNMENT AND SUBLEASING -

a.

General - The LESSEE agrees not to assign, sublet or transfer this lease or hypothecate or mortgage the same or sublet said Premises or any part thereof without the express written consent of the LESSOR. In no event shall LESSEE assign or transfer this lease, or sub-lease or relet the Premises, for a use prohibited in Section 2 hereof. Any assignment, subletting, transfer, hypothecation, mortgage, subletting or re-letting of this lease without LESSOR'S express written consent or as herein restricted shall entitle the LESSOR to re-enter and repossess the Premises. If LESSOR consents to such reletting, sublease or assignment, LESSEE shall still remain primarily liable for the obligations created hereby; and in the case of assignments, jointly and severally liable with the assignee. Any monetary consideration obtained from an assignee or transferee upon assignment or transfer of this lease, whether by LESSOR'S consent or by operation of law, shall be paid to LESSOR. In the event of the assignment of the lease, or in the event of the subletting of the Premises or any part thereof, if LESSEE derives any funds or rental income, the rent specified in this lease shall be increased to that amount received by the LESSEE from the assignee of this lease, or increased to include that amount received by the LESSEE from the sublessee. Further, in the event of an assignment or sublease by LESSEE, any and all legal costs of LESSOR shall be paid by LESSEE upon LESSEE receiving notice of such costs, and LESSOR may withhold cooperation and consent until such costs are paid. Acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this lease by LESSOR, or to be a consent to the assignment of this lease or subletting of the Premises.

b.

Notice - If at any time LESSEE desires to assign this lease or to sublease all or any part of the Premises, LESSOR need not consider LESSEE’S request for consent unless LESSOR first receives from LESSEE: a written notice which shall set forth the name, address and business of the proposed assignee or subtenant; information (including financial statements and references) concerning the character, financial condition and retail business experience of the proposed assignee or subtenant; a detailed description of the space proposed to be assigned or sublet, which must be a single, self-contained unit; the use the proposed assignee or subtenant proposes to make of the space proposed to be assigned or sublet; any rights of the proposed assignee or subtenant to use LESSEE’S improvements; the date when LESSEE desires the assignment or subleasing to be effective; and the fixed minimum rent, percentage rent, and/or other consideration and all other material terms and conditions of the proposed assignment or subletting; all in such detail as LESSOR may reasonably require.

c.	Conditions After Consent - Provided LESSOR has consented to such assignment or subleasing, LESSEE shall be free to assign or sublet to a third party subject to the following conditions:

i.	The assignment or sublease shall be on the same terms set forth in the notice given to LESSOR;

ii.

No assignment or sublease shall be valid and no assignee or sublessee shall take possession of any portion of the Premises until an executed counterpart of the assignment or sublease has been delivered to LESSOR;

iii.	No assignee or sublessee shall have a right to further assign or sublet without LESSOR’S consent thereto in each instance;

iv.	The assignee shall have assumed in writing the obligations of LESSEE under this lease;

v.	The subtenant shall have agreed in writing to comply with all applicable terms and conditions of this lease.

d.

Ownership - If, at any time during the term, a cumulative total of more than forty-nine percent (49%) of the voting stock of LESSEE shall be transferred, directly or indirectly, by the present holder or holders thereof, by sale, assignment, gift or in any other manner, to any person or persons other than the present holder or holders of such voting stock or the members of the immediate family of any such holder or holders (the term “immediate family” being defined as a spouse and lineal descendants), any such transfer shall not be deemed an unauthorized assignment of this lease and a default by LESSEE under the lease provided that LESSEE’S owner does not materially change the business operations of LESSEE or its use of the property and provides LESSOR with at 30 days advance written notice of any such transfer of ownership and LESSOR provides it written consent to the transfer within 30 days of date it received the written notice, and LESSOR’s consent shall not be unreasonably withheld.

12.	CONDITIONS OF USE AND OCCUPANCY - The LESSEE agrees that, during the lease term and all other times it occupies the Premises, it shall:

a.	Use and keep said Premises in a careful, safe and proper manner; and

b.	Not commit or suffer waste thereon; and

c.

Fully comply with and obey all laws, ordinances, rules, regulations and requirements of all regularly constituted authorities, in any way affecting said Premises or the use thereof or this lease, including codes and ordinances relative to fire extinguishers; and fully comply with any insurance company requirements; and

d.	Not use or occupy said Premises for any unlawful purpose; and

e.	Not use or occupy said Premises, or permit the same to be used or occupied, for any purpose or business deemed extra-hazardous on account of fire or otherwise; and

f.	Keep said Premises in such repair and condition as may be required by the Board of Health, or other city, state or federal authorities, free of all cost to LESSOR; and

g.	Store all trash and refuse in appropriate containers, and see that it is legally and properly disposed of; and

h.

Permit the LESSOR and its agents to enter upon the Premises at all reasonable times to examine the condition thereof, and to make such repairs as LESSOR may deem necessary or desirable, provided such repairs do not unreasonably interfere with LESSEE'S occupancy of or business in the Premises; and

i.

Prevent the Premises from being used in any way which will injure the reputation of the building or may be a nuisance, annoyance or inconvenience, or cause damage to other tenants of the building or the neighborhood, including, without limiting the generality of the foregoing, prohibiting the playing of any musical instrument, radio or television, or the use of a microphone, loudspeaker, electrical equipment or other equipment outside the Premises, regardless of volume, or inside the Premises at a volume higher than typically used for normal background music. (Written notice shall not be required if this condition on use and occupancy is breached, and correction thereof shall be made immediately upon any notice by LESSOR, notwithstanding Paragraph 28.a., below.); and

j.	Along with its employees, abide by rules and regulations adopted by LESSOR for the building for parking, signs and any activity in the Common Facilities; and

k.	Properly report and pay to the respective governmental agencies all valid taxes and assessments levied against or arising out of or in connection with LESSEE'S business; and

l.

Under no circumstances shall LESSEE, in the context of any financing with any lender or third party, agree, consent to, permit or sign a financing statement or UCC-1 which encumbers or constitutes a lien upon the real estate, or any part of LESSOR'S interest in the Premises; and

m.	Be responsible for environmental matters related to the Premises and LESSOR'S other property as follows provided in the Hazardous Materials paragraph in this lease.

n.

“Hazardous Materials” shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a Material Safety data sheet. LESSOR represents and warrants to LESSEE that, to the best of LESSOR’S actual knowledge, as of the Commencement Date, the Project and Premises are free of Hazardous Materials except for commercially available forms of the same in reasonable amounts and containers appropriate for Lessor’s business operations at the Project, used in accordance with all applicable Laws. LESSOR and LESSEE covenant and agree with each other that each shall, at such party’s sole cost and expense, comply at all times with all present and future laws, ordinances, rules, orders or regulations governing the use, generation, storage, treatment and/or disposal of any Hazardous Materials.

i.

LESSEE shall not cause or permit to occur: (A) any violation of any federal, state or local law, ordinance or regulation now or hereafter enacted, related to environmental conditions on, under or about the Premises, or arising from LESSEE'S use or occupancy of the Premises, including without limitation, soil and ground water conditions; or (B) the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance, unless first disclosed to LESSOR in writing and approved by LESSOR, except LESSOR'S approval shall not be necessary (although the disclosure shall be necessary) for use and storage only of substances customarily and ordinarily used in a business such as LESSEE'S which do not pose a direct threat of harm or injury to persons or property on or about the Premises.

ii.

LESSEE shall, at LESSEE'S own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws"). LESSEE also shall, at LESSEE'S own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities under the Laws. Should any such authority or any third party demand that a clean-up plan be prepared and/or that a clean-up be undertaken because of any deposit, spill, discharge, or other release of a Hazardous Substance that occurs during the term of this lease, at or from the Premises, or which arises at any time from LESSEE'S use or occupancy of the Premises, then LESSEE shall, at LESSEE'S own expense, prepare and submit the required plans and all related bonds and other financial assurances, and LESSEE shall carry out all such clean-up plans. LESSEE shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is required by LESSOR.

iii.

LESSEE shall indemnify, defend and hold harmless LESSOR, and its partners, members and employees from all fines, suits, procedures, claims, damages, judgments, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of a Hazardous Substance that occurs during the term of this lease, at or from the Premises, which is not caused or created by LESSOR, its partners, members or employees, or which arises at any time from LESSEE'S use or occupancy of the Premises, or from LESSEE'S failure to provide all information, make all submissions, and take all steps required by all governmental authorities under the Laws and all other environmental laws. Without limitation of the foregoing, if LESSEE causes or permits the presence of any Hazardous Substance on the Premises and such results in contamination, LESSEE shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substance on the Premises. LESSEE shall first obtain LESSOR'S approval for any such remedial action.

LESSEE'S obligations and liabilities under this Paragraph 12.n. (including subparagraphs i. through iii.) shall survive the expiration of this lease.

13.

DESTRUCTION OR DAMAGE BY FIRE AND OTHER CASUALTY - If the Premises are damaged or destroyed in whole or in part by fire or other casualty during the term hereof, the LESSOR will repair and restore the same to good tenantable condition following the occurrence thereof, to the extent insurance proceeds are available to LESSOR, and the rent herein provided shall abate entirely in case the entire premises are untenantable and pro rata for the portion rendered untenantable, in case a part only is tenantable, until the same shall be restored to a tenantable condition. Such repairs and/or restoration shall be made by LESSOR, as aforesaid, from the insurance proceeds received, in accordance with the following terms and conditions:

a.

That buildings and improvements, subsequent to said repairs and/or restoration, shall approximate as much as possible the buildings and improvements prior to the destruction or damage; provided however, that LESSOR shall not be obligated to repair damage to, or to replace or restore, alterations made by LESSEE, or any fixtures, furniture, furnishings, equipment or other property of LESSEE. Such repairs, replacements and restorations shall be made by and at the expense of LESSEE.

b.	That the same shall be made in accordance with the plans and specifications therefor prepared or caused to be prepared by the LESSOR.

c.

That such work shall be commenced within one hundred twenty (120) days after the date of any such damage or destruction, and shall be completed within a reasonable time, due regard being had to conditions outside LESSOR’S control (strikes, lockouts, etc.), free and clear of all liens and encumbrances and in accordance with said plans and specifications prepared or caused to be prepared by LESSOR.

d.

That in the event said work is not commenced within one hundred twenty (120) days after the date of any damage or destruction, unless the commencement is delayed because of unavailability of labor due to strikes or lockouts, or unavailability of materials, for any reason whatsoever, then LESSEE may, at its option, terminate this lease after a written notice to LESSOR giving LESSOR thirty (30) days to start rebuilding; if said rebuilding does not commence within thirty (30) days, the lease shall be terminated.

e.

That in the event the total cost of repairing and/or restoring the damaged or destroyed buildings will exceed the total net amount received by LESSOR from all policies of insurance obtained and maintained in accordance with Paragraph 5.d.3. hereof, LESSOR shall have the option to terminate this lease without further liability hereunder.

f.

That in the event the destruction or damage occurs within the last two (2) years of the lease term set forth in Paragraph 1.a., or at any time during any renewal term or any extension of the lease, LESSOR shall not be obligated to repair and/or restore the Premises unless LESSEE agrees, in writing, to continue as LESSEE of LESSOR for a period of ten (10) years after the completion of the repair and/or restoration, at a rental to be agreed upon, and LESSEE'S financial condition is satisfactory to LESSOR'S lender, and unless at least seventy-five percent (75%) of the tenants in the building agree, in writing, to continue as tenants of LESSOR for a period of ten (10) years after the completion of the repair and/or restoration at rentals to be agreed upon. If LESSEE shall not agree then LESSOR may, at its option, terminate this lease by a written notice to LESSEE. If at least seventy-five percent (75%) of the tenants shall not agree, then LESSOR may, at its option, terminate this lease by written notice to LESSEE.

14.

WAIVER OF SUBROGATION - LESSOR releases LESSEE and LESSEE'S officers, directors, employees and agents from liability for loss or damage to the Premises that is covered by valid and collectible fire insurance with an extended coverage endorsement, or any other valid and collectible casualty insurance policy. LESSEE releases LESSOR, the partners of LESSOR, and LESSOR'S employees and agents from liability for loss or damage to any of LESSEE'S property situated in the Premises that is covered by valid and collectible fire insurance with an extended coverage endorsement, or any other valid and collectible casualty insurance policy. The foregoing releases shall not be limited to the liability of the parties to each other, but shall also apply to any liability to any person claiming through or under the parties pursuant to a right of subrogation or otherwise. The releases shall apply even if the loss or damage shall have been caused by the fault or negligence of a party or any person for whom a party may be responsible. Each fire insurance or other casualty policy carried by LESSOR with respect to the building and by LESSEE with respect to LESSEE'S property shall include a waiver of subrogation clause or endorsement if the insurance company is willing to include the clause or endorsement in the policy without an increase in premium. If an increase in premium is required, the party carrying the insurance shall give notice to the other party of the need for an increased premium and the amount of the increase. The clause or endorsement shall be required only if the other party pays the increase within twenty (20) days after notice is given.

15.

EMINENT DOMAIN - In the event all the Premises are taken for any public or quasi-public use, under any statute or by right of eminent domain, or by reason of any transfer made in avoidance of an exercise of a right of eminent domain, or if any part of the Premises are so taken and the part not taken is insufficient for the reasonable operation of LESSEE'S business, then in any of such events, this lease shall terminate on the date when possession is required for the public or quasi-public use, and all rents, Taxes and other charges shall be prorated and paid to such date.

a.

In the event only part of the Premises are so taken or transferred and the part not so taken shall be sufficient for the reasonable operation of LESSEE'S business, this lease shall remain unaffected, except:

i.

LESSEE shall be entitled to a pro rata reduction in the rent to be paid hereunder, based on the proportion which the rental value of the portion of the Premises so taken bears to the rental value of the entire Premises originally demised.

ii.

LESSEE shall promptly, after such taking, and at LESSEE'S own cost and expense, restore that part of the interior Premises and exterior LESSEE improvement not so taken to as near its former condition as the circumstances will permit.

iii.	LESSOR shall promptly, after such taking, restore that part of the roof and structural parts of the building not so taken to as near its former condition as the circumstances will permit.

b.

In case of any such taking or transfer, whether all of or any part of the Premises, and regardless of whether this lease survives, the LESSEE shall not be entitled to receive any portion of the award or settlement; provided, however, that the LESSOR shall not be entitled to any portion of an award or settlement specifically made to the LESSEE for loss of business and for LESSEE’S equipment.

c.

In the event of any partial taking or transfer, and LESSOR and LESSEE shall be unable to agree as to whether the part not so taken or transferred shall be sufficient for the reasonable operation of LESSEE'S business, or as to the reduction, if any, in the fixed rent, such dispute shall be submitted to arbitration, which the parties hereto agree shall be final and binding as to these matters. The American Arbitration Association rules shall govern said arbitration.

16.

SURRENDER - LESSEE will surrender and deliver up the Premises at the end of the lease term in broom clean and good condition as of the Commencement Date, reasonable use and natural wear and tear excepted. LESSEE shall remove its trade fixtures, and LESSEE shall repair any damage to the Premises caused thereby.

17.

HOLDING OVER - Should the LESSEE, with or without the express or implied consent of the LESSOR, continue to hold and occupy the Premises after the expiration of the term of this lease, such holding over beyond the term and the acceptance or collection of rent by LESSOR, shall operate and be construed as creating a tenancy from month to month and not for any other term whatsoever, but the same may be terminated by the LESSOR by giving the LESSEE ten (10) days' written notice thereof, and at any time thereafter the LESSOR may re-enter and take possession of the Premises, any rule in law or equity to the contrary notwithstanding. If LESSEE does holdover, the monthly rent shall increase by 50% over what the stipulated rent was at the end of said lease term.

18.

PERFORMANCE OF LESSEE'S COVENANTS - The LESSOR may perform any obligation of the LESSEE which the LESSEE has failed to perform after the LESSOR has sent a written notice to the LESSEE informing it of its specific failure. The LESSEE shall then reimburse LESSOR for any expenditures thus rightfully incurred.

19.

LACHES - No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof. It is further agreed that a waiver by either of the parties hereto of any of the covenants and agreements hereof to be performed by the other, shall not be construed to be a waiver of any succeeding breach thereof or of any other covenants or agreements herein contained.

20.

RIGHT TO MORTGAGE - The LESSOR reserves the right to subject and subordinate this lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon the LESSOR'S interest in the said Premises and on the land and buildings of which the said Premises are a part or upon any buildings hereafter placed upon the land of which the Premises form a part. This lease shall automatically be subordinated to any mortgage now or hereafter placed on the Premises, and the LESSEE covenants and agrees to execute and deliver upon demand such further instrument or instruments subordinating this lease to the lien of any such mortgage or mortgages as shall be desired by the LESSOR or any mortgagees or proposed mortgagees and hereby irrevocably appoints the LESSOR the attorney-in-fact of the LESSEE to execute and deliver any such instrument or instruments for and in the name of the LESSEE.

21.

ADVERTISEMENT OF PREMISES - In the event the parties hereto have not executed a new lease within six (6) months prior to the termination of this lease, then the LESSOR or its agents shall have the right to enter the Premises at all reasonable times for the purpose of exhibiting the same to others and to place upon the Premises for and during the period commencing six (6) months prior to the termination of this lease, "for sale" or "for rent" notices or signs. Any new lease shall be under such terms and conditions as are mutually agreed upon between the parties hereto at that time.

22.	NOTICES - All notices required hereunder shall be in writing and shall be mailed by certified mail, addressed to the following:
LESSOR - BMT Ann Arbor, LLC Attn: Tom R. Helberg 5800 Monroe St. Building D, Suite #6 Sylvania, OH 43560

LESSEE - NeuroNexus Technologies, Inc. 655 Fairfield St. Suite 100 Ann Arbor, Michigan 48108

Any party desiring change of address shall make such change known in writing to the other party. Properly mailed notices that are delivered to the place to which they are properly addressed shall be effective when received. If a properly mailed notice is delivered to the place to which it is properly addressed and is refused or unclaimed, notice shall be effective when delivered nevertheless. In the event a properly mailed and addressed notice from LESSOR to LESSEE is refused or unclaimed, LESSOR may effectively serve such notice by delivery to the Premises, or by ordinary U.S. Mail effective upon mailing.

23.

SEVERABILITY - If any term or provision of this lease is held invalid or unenforceable, such holding shall not affect the remainder of this lease and the same shall remain in full force and effect unless such holding substantially deprives LESSEE of the use of the Premises or the LESSOR of the rents herein reserved, in which event this lease shall forthwith terminate as if by expiration of the term hereof.

24.	CAPTIONS - The captions are inserted only as a matter of convenience and for reference and in no way defines, limits or describes the scope of this lease nor the intent of any provision thereof.

25.

HEIRS AND ASSIGNS - This lease and all of the covenants and provisions thereof shall inure to the benefit of and be binding upon heirs, personal representatives, successors and assigns of the parties hereto, to the extent they are permitted successors and assigns.

26.

CONSTRUCTION - This lease shall be construed under the laws of the State of Michigan and shall not be construed strictly in favor of or against either LESSOR or LESSEE in resolving ambiguities or disputes concerning its terms.

27.	BANKRUPTCY OF LESSEE -

a.

If at any time prior to the commencement of the term of this lease there shall be filed by or against LESSEE in any court pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of LESSEE'S property, and within thirty (30) days thereof LESSEE fails to secure a discharge thereof, or if LESSEE makes an assignment for the benefit of creditors or petitions for or enters into an arrangement, then this lease shall, at LESSOR'S option, be terminated, in which event neither LESSEE, nor any person claiming through or under LESSEE or by virtue of any statute or of an order of any court, shall be entitled to possession of the Premises, and LESSOR, in addition to the other rights and remedies of any other provision herein or elsewhere in this lease contained, or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security deposit or monies received by LESSOR from LESSEE or others on behalf of LESSEE.

b.

If at the commencement date of the term of this lease, or if at any time during the term, there shall be filed by or against LESSEE in any court pursuant to any statute, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of the LESSEE'S property, and if within thirty (30) days thereof LESSEE fails to secure a discharge thereof, or if LESSEE makes an assignment for the benefit of creditors or petitions for or enters into an arrangement, then this lease, at the option of LESSOR, may be terminated, in which event neither LESSEE nor any person claiming through or under LESSEE by virtue of any statute or of an order of any court, shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and LESSOR, in addition to the other rights and remedies it has by virtue of any other provision herein or elsewhere in this lease contained, or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security deposit or monies received by LESSOR from LESSEE or others on behalf of LESSEE.

c.

It is agreed that in the event of the termination of this lease pursuant to Paragraphs a. or b. of this Section 27, LESSOR shall forthwith, not-withstanding any other provisions of this lease to the contrary, be entitled to recover from LESSEE as and for liquidated damages an amount equal to the then cash value of the rent and other charges payable by LESSEE hereunder for the unexpired portion of the term demised. Nothing herein contained shall limit or prejudice the right of LESSOR to claim and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater, equal to, or less than the amount of the difference referred to above.

28.	DEFAULT BY LESSEE -
a.

If the rental, additional rental, or any other charge payable by LESSEE under this lease shall be unpaid on the date payment is required by the terms hereof and shall remain so for a period of ten (10) days or if LESSEE fails to perform any of the other terms, conditions or covenants of this lease to be observed and performed by LESSEE for more than fifteen (15) days after LESSOR gives LESSEE notice of such default (it being agreed that a default, other than the failure to pay money, which is of such a character that rectification thereof reasonably requires longer than said fifteen (15) day period, shall be deemed cured within such period if LESSEE commences the rectification thereof within such fifteen (15) day period and completes the same with due diligence), or if LESSEE shall vacate or abandon the Premises, or close LESSEE’S business at the Premises, or suffer this lease to be taken under any writ of execution, attachment or other process of law, or if this lease shall by operation of law devolve upon or pass to any person(s) other than LESSEE or a party to whom LESSEE is authorized to assign this lease by the provisions hereof, then LESSOR shall have, besides its other rights or remedies, the following immediate rights.

i.	At its option, without terminating this lease, to change the locks on the doors to the Premises and exclude LESSEE therefrom until all of such defaults shall have been completely cured.

ii.	At its option, by written notice to LESSEE, to terminate this lease. An eviction notice or a notice to vacate or leave the Premises shall not be considered a notice of termination unless the intention to terminate is specifically mentioned therein. No re-entry or taking possession of the Premises by LESSOR, as hereinafter provided, shall be construed as an election on its part to terminate this lease unless a written notice of such intention is given to LESSEE (all other demands and notices of forfeiture or other similar notices being hereby expressly waived by LESSEE). Upon the service of such notice of termination, the term of this lease shall automatically terminate. Notwithstanding any reletting without termination, LESSOR may at any time thereafter elect to terminate this lease for such previous breach in the manner herein provided.

iii.	At its option, to require that upon any termination of this lease, whether by lapse of time, by the exercise of any option by LESSOR to terminate the same, or in any other manner whatsoever, or upon any termination of LESSEE'S right to possession without termina tion of this lease, LESSEE shall immediately surrender possession of the Premises to LESSOR and immediately vacate the same, and remove all effects therefrom, except such as may not be removed under other provisions of this lease. If LESSEE fails to surrender possession and vacate as aforesaid, LESSOR may forthwith re-enter the Premises, with or without process of law, and repossess itself thereof as in its former estate and expel and remove LESSEE and any other persons and property therefrom, using such force as may be necessary, without being deemed guilty of trespass, eviction, conversion or forcible entry and without thereby waiving LESSOR'S rights to rent or any other rights given LESSOR under this lease or at law or in equity. If LESSEE shall not remove all effects from the Premises as hereinabove provided, LESSOR may, at its option, remove any or all of said effects in any manner it shall choose and store the same without liability for loss thereof, and LESSEE shall pay LESSOR, on demand, any and all expenses incurred in such removal and also storage on said effects for any length of time during which the same shall be in LESSOR'S possession or in storage.

iv.

At its option, to make such alterations and repairs as LESSOR shall determine may be necessary to relet the Premises, and to relet the same or any part thereof for such term or terms (which may be for a term extending beyond the term of this lease) and upon such terms and conditions as LESSOR in its sole discretion may deem advisable. Upon each reletting, all rentals received by LESSOR from such reletting shall be applied, first to the payment of any indebtedness other than rent or other charges due under this lease from LESSEE to LESSOR; second to the payment of any costs and expenses of such reletting (including brokerage fees and attorneys' fees and costs of such alterations and repairs); and third to the payment of rent and other charges due and unpaid hereunder. In no event shall LESSEE be entitled to receive any surplus of any sums received by LESSOR on a reletting in excess of the rental and other charges payable hereunder. If such rentals and other charges received from such reletting during any month are less than those to be paid during that month by LESSEE hereunder, LESSEE shall pay any such deficiency to LESSOR (notwithstanding the fact that LESSOR may have received rental in excess of the rental and other charges payable hereunder in previous or subsequent months), such deficiency to be calculated and payable monthly.

v.	At its option, to collect from LESSEE any other loss or damage which LESSOR may sustain by reason of any breach and any diminished value of the Premises resulting from said breach.

vi.	At its option, in the event of a breach or threatened breach by LESSEE of any of the covenants or provisions of this lease, to enjoin any such breach or threatened breach.

vii.

The LESSEE shall continue to be liable for the payment of rent under this lease until such time that the LESSOR shall terminate this lease by written notice to LESSEE as set forth above, subject to an offset for rentals and other charges received by LESSOR from any reletting of the Premises to be applied as set forth above. An eviction notice or notice to leave or vacate the Premises shall not be considered as a notice of termination unless the intention to terminate is specifically mentioned therein.

b.

No receipt of monies by LESSOR from or for the account of LESSEE or from anyone in possession or occupancy of the Premises after the termination in any way of this lease or after the giving of any notice of termination, shall reinstate, continue or extend the term of this lease or affect any notice given to LESSEE prior to the receipt of such money, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, LESSOR may receive and collect any rent or other amounts due LESSOR, and such payment shall not waive or affect said notice, said suit or said judgment.

c.

It is agreed that in the event of the termination of this lease pursuant to paragraph (a) of this Section 28, LESSOR shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from LESSEE as and for liquidated damages an amount equal to the then cash value of the rent and other charges payable by LESSEE hereunder for the unexpired portion of the term demised, less the then cash rental value of the Premises for the same period. Nothing herein contained shall limit or prejudice the right of LESSOR to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater, equal to, or less than the amount of the difference referred to above.

29.

LESSEE'S RIGHT TO PERFORM - In the event LESSOR violates or fails to perform any provisions or agreement of the lease to be performed or complied with by LESSOR, and such violation or failure continues for fifteen (15) days after written notice thereof to LESSOR, LESSEE may, in addition to all remedies available to it, be entitled to perform on behalf of LESSOR and deduct from the rent any expenses thereby incurred. LESSEE may also pay any installments of any mortgage debt against or including the Premises if LESSOR is in default and deduct all such payments from the rent.

30.

SALE OF PROPERTY BY LESSOR - In the event of the sale of the real estate by LESSOR, it shall be sold subject to this lease, but the original LESSOR shall then be released of all obligations under this lease and the new owner shall be responsible, as the new LESSOR, under the terms and conditions of this lease. It is the intent that this lease shall run with the land and not be personal to the landowners.

31.

CORRECTION OF DEFAULT BY MORTGAGE LENDER - It is understood and agreed that the mortgage lender which financed the construction of the building initially, or any further lender loaning money on the within property during the lease term, shall have a right to correct any default on the part of the LESSOR within thirty (30) days after receipt of written notice from the LESSEE, specifying said default. LESSEE shall not be entitled to terminate the lease without giving the appropriate notice to the mortgage lender.

32.

FORCE MAJEURE - In the event that there is a strike, riot, shortage of material or other thing or item beyond the control of the LESSOR preventing the LESSOR from performing under this lease, it shall not constitute a breach or other violation of this lease for so long as the LESSOR is disabled by such act or governmental regulation from performing hereunder.

33.

ESTOPPEL CERTIFICATE - LESSEE shall, from time to time, and upon written request by LESSOR, furnish LESSOR a written statement, signed by LESSEE and addressed to the person designated in such request, on the status of any matter pertaining to the lease, including that, at the date of such statement, (a) the provisions and conditions of the lease have been complied with, (b) there are no defaults by LESSOR known to LESSEE, and (c) the lease is still in full force and effect. If any or all of (a), (b), or (c) are not stated in the affirmative in the statement, the statement shall describe the facts and matters which LESSEE alleges prevent such affirmative statement. If LESSEE does not provide said Estoppel Certificate within ten (10) days of a written request from LESSOR, LESSEE hereby irrevocably appoints the LESSOR the Attorney-in-Fact of the LESSEE to execute and deliver the Estoppel Certificate in the name of the LESSEE.

34.

ATTORNEYS’ FEES – In any action or proceeding hereunder (whether to enforce the terms and provisions of an indemnity or otherwise), the prevailing party shall be entitled to recover from the other party the prevailing party’s reasonable costs and expenses in such action or proceeding, including reasonable attorneys’ fees, costs and expenses. Except as otherwise set forth herein, if either party is sued by a third party as a result of a violation of a covenant or warranty herein contained by the other party hereto, then the party who has violated the covenant or warranty shall be responsible for the reasonable costs and expenses in such action or proceeding against the non-violating party, including reasonable attorneys’ fees, costs and expenses.

35.

LESSOR'S LEGAL EXPENSES - If LESSOR is required or requested to provide its consent, approval or signature on any document(s) subsequent to this lease including, but not limited to, those related to LESSEE'S financing, assignment or LESSEE'S purchase of personal property, inventory, equipment, furnishings or the like, LESSEE agrees to reimburse LESSOR for any and all related legal costs and expenses, and LESSOR may withhold its cooperation and consent until costs and expenses are paid in full by LESSEE.

36.

LIMITATION ON LESSOR'S LIABILITY - Notwithstanding anything to the contrary contained herein, any liability incurred by the LESSOR to the LESSEE shall not be of a personal nature and LESSEE'S sole means of recovery shall be against the real estate owned by LESSOR at the location herein leased, it being the specific intention to not encumber other assets of the LESSOR, or any of its officers, shareholders or directors, any of the partners or members which comprise LESSOR, or any employees thereof, in this regard. If LESSOR or any successor in interest of LESSOR shall be a corporation, limited liability company, joint venture, tenancy-in-common, firm or partnership (general or limited), the members, partners, officers, directors, and shareholders, as the case may be, of the corporation, limited liability company, joint venture, tenancy-in-common, firm or partnership shall have no personal obligation or liability with respect to any provision of this lease, any obligation arising from this lease, or any obligation in connection with this lease. Such exculpation shall be absolute and without any exception whatsoever.

37.

LESSOR'S LIEN - LESSEE hereby grants to LESSOR a lien on any and all inventory, equipment and fixtures which shall be brought upon or found in the Premises, such lien being for the purpose of securing both the rental to be paid hereunder by LESSEE and all other obligations of LESSEE. LESSEE authorizes LESSOR to seize or distrain any of such property, either located in or off the Premises, and authorizes LESSOR to sell the same for all rent or other payments due LESSOR from LESSEE, or, at LESSOR'S option, to retain possession thereof as security for all such obligations. At LESSOR'S request, LESSEE shall execute a financing statement (UCC-1) reflecting this lien.

38.

AFFILIATE - A corporation, partnership, person or other entity which is controlling, controlled by, or under common control with, LESSOR or LESSEE, as the case may be. As used herein, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities or rights, by contract, or otherwise.

39.

QUIET ENJOYMENT - While LESSEE remains in compliance with its obligations under this lease, including its obligation to pay rent, LESSOR covenants that LESSEE shall have the right to occupy the Premises peaceably and quietly during the term hereof. LESSOR does not by this covenant guarantee quiet enjoyment or indemnify LESSEE against interference with quiet enjoyment of the Premises by persons not under the control of LESSOR. LESSOR'S covenant as set forth in this Section is for itself only, and it shall cease upon involuntary transfer of the Premises.

40.

MEMORANDUM OF LEASE - This lease shall not be recorded. If recorded by any party, the other party shall have the right to terminate this lease. However, the parties do agree that a memorandum of lease may be requested from the other party, and LESSOR shall then prepare same which shall set forth the term of the lease, the location of the property leased, the fact that LESSEE is not the authorized agent of LESSOR for purposes of improvements to the Premises or for any other purpose, and any other information required by law. The memorandum of lease shall be executed by the parties, properly witnessed, and notarized for recording with the office of the recorder of the County in which the Premises is located. Upon termination of this lease, LESSEE shall execute a termination of such memorandum in recordable form.

41.

PRONOUNS - Where applicable, the pronouns and relative words used herein shall be read as if written in singular, plural, feminine, masculine or neuter, whichever are appropriate to the LESSEE'S identity.

42.

ENTIRE AGREEMENT - This lease contains the entire agreement between the parties hereto and may not be modified in any manner except by an instrument in writing executed by said parties, or their respective successors in interest.

43.

FACSIMILE SIGNATURES - When this lease is signed by LESSOR or LESSEE, LESSOR or LESSEE may deliver this lease to the other party via electronic facsimile (“fax”) or other electronic means. Facsimile or electronic signatures shall be as valid and binding upon the parties as are original ink signatures. If a party (referred to in the remainder of this Paragraph as the “Sender”, whether LESSOR or LESSEE) who receives a signed lease from the other (whether such signed lease is an original document or an electronic facsimile) signs this lease and returns via fax or other electronic means only the signature page of this lease to the other party (referred to in the remainder of this Paragraph as the “Receiver”), then the sending of the signature page shall constitute a declaration by the Sender that this lease has been signed in the form and content received by the Sender without modification unless the Sender simultaneously notifies the Receiver that the Sender has made revisions to this lease and sends the revised pages or a letter describing the revisions along with the signature page. The facsimile or electronic signature shall not be deemed binding upon the parties if the Receiver notifies the Sender that the Receiver rejects any part of or all of the revisions made to this lease by the Sender. Without in any way affecting the validity or finality of this Lease, the Receiver of a facsimile lease or signature page may request that the Sender sign and return one or more original ink counterparts of this lease with the Sender’s signature notarized and witnessed, or attested if applicable, and the Sender shall promptly comply with the request.

44.

OPTION TO TERMINATE – Upon completion of the 36th month of the Initial Term, anytime thereafter during the Initial Term, LESSEE shall have a right to terminate the Lease with a six (6) month written notice. In addition, LESSEE shall pay LESSOR an amount equal to the unamortized portion of LESSOR’S $45,000.00 payment for tenant improvements in Exhibit C and the unamortized portion of any of the restroom improvements in Exhibit C. The amortization schedule will be the 60 month Initial term of the Lease.

45.

RIGHT TO RELOCATE – During the Initial and any Renewal terms of the lease, LESSOR retains the right to relocate LESSEE’S Premises location within the Property, at LESSOR’S cost. The relocated space to be the same total size and of similar dimensions as defined as the Premises hereunder. If LESSEE is relocated, a new Exhibit A shall be attached and initialed by the parties herein, indicating the relocation. All costs and terms provided in the Lease shall remain the same for the relocated Premises.

46.

LEASE TERMINATION – Upon the effective date of this lease, the original lease date June 11, 2010 and the First Amendment dated October 1, 2014 between the LESSOR and LESSEE shall be null and void, conditioned upon the parties having fulfilled all of its lease under said Original Lease and First Amendment up to the Effective Date of this Lease.

Exhibit A – Site Plan

Exhibit B - Legal Description

Exhibit C - LESSEE Improvements

The said LESSOR and the said LESSEE, by their duly authorized officers, have set their hands in duplicate, each of which shall be deemed an original hereof, this ____28th          day of              June                          , 2017, (hereinafter referred to as the “Effective Date”).

LESSOR:	BMT Ann Arbor, LLC, an
Ohio Limited Liability Company

	By:	HELBERG FAMILY HOLDING COMPANY, LLC

	By:	/s/ Tom Helberg
Tom R. Helberg, Managing Member

LESSEE:	NeuroNexus Technologies, Inc.,
a Michigan corporation

	By:	/s/ Scott F. Drees

Scott F. Drees

Print Name and Title

GUARANTY

The undersigned, Nuvectra Corporation, hereby unconditionally guarantees to BMT Ann Arbor, LLC its successors and assigns, the payments of all sums due, and the performance of all obligations by Lessee, as defined above, under this Lease Agreement

Nuvectra Corporation

By:          Scott F. Drees

Title:          CEO

LESSOR’S NOTARY

STATE OF OHIO)

                                      ) SS:

COUNTY OF LUCAS)

Before me personally appeared Tom R. Helberg, as the Managing Member on behalf of Helberg Family Holding Company, LLC, as sole member of BMT Ann Arbor, an Ohio Limited Liability Company

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal this _______ day of __________________, 2017.

Notary Public

LESSEE’S NOTARY

STATE OF MICHIGAN              )

                                       ) SS:

COUNTY OF WASHTENAW   )

Before me personally appeared Daryl R. Kipke, who acknowledged to me that he is the President of NeuroNexus Technologies, Inc., a Michigan corporation, that they did sign the foregoing Lease for and on behalf of said corporation, being thereunto duly authorized by the Board of Directors of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal this _______ day of __________________, 2017.

Notary Public

GUARANTOR’S NOTARY

STATE OF__________          )

                                                     ) SS:

COUNTY OF ___________   )

Before me personally appeared ___________________ and ______________________, who acknowledged to me that they are ________________ and __________________, respectively, of Nuvectra Corporation, a _________________corporation, that they did sign the foregoing Lease for and on behalf of said corporation, being thereunto duly authorized by the Board of Directors of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal this _______ day of __________________, 2017.

Notary Public

Exhibit C

LESSEE Improvements – To be attached